EXHIBIT 4.2

Execution Version

MAY 23, 2013

COMMITMENT INCREASE AND MATURITY EXTENSION AGREEMENT

AMONG

MURPHY OIL CORPORATION,

CANAM OFFSHORE LIMITED

AND

MURPHY OIL COMPANY LTD.

AS BORROWERS,

JPMORGAN CHASE BANK, N.A., AS

ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

DNB MARKETS, INC.

RBC CAPITAL MARKETS

AND

WELLS FARGO SECURITIES, LLC

AS CO-LEAD ARRANGERS AND JOINT BOOKRUNNERS

BANK OF AMERICA, N.A.

DNB BANK ASA

ROYAL BANK OF CANADA

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS CO-SYNDICATION AGENTS

THIS COMMITMENT INCREASE AND MATURITY EXTENSION AGREEMENT (this “Agreement”) dated as of May 23, 2013, is among Murphy Oil Corporation, a Delaware corporation, Canam Offshore Limited, a Bahamian corporation, and Murphy Oil Company Ltd., a Canadian corporation (collectively, the “Borrowers”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below, each of the existing lenders under the Credit Agreement and signatory hereto that shall continue to be lenders thereunder pursuant to the terms hereof (the “Continuing Lenders”), each of the existing lenders under the Credit Agreement and signatory hereto that shall cease to be a party to the Credit Agreement pursuant to the terms hereof (the “Exiting Lenders” and together with the Continuing Lenders, the “Existing Lenders”) and each of the new lenders to become a party to the Credit Agreement pursuant to the terms hereof (the “New Lenders”). Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A. The Borrowers, the Administrative Agent and the Existing Lenders party thereto are parties to that certain 5-Year Revolving Credit Agreement dated as of June 14, 2011 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Existing Lenders have made certain loans to and extensions of credit for the account of the Borrowers.

B. The Borrowers have heretofore requested pursuant to Section 2.19 of the Credit Agreement that the aggregate amount of Commitments made available to the Borrowers be increased to $2,000,000,000 by adding to the Credit Agreement the New Lenders and by allowing certain of the Continuing Lenders to increase their respective Commitments, all as more particularly specified herein.

C. The Borrowers have heretofore further requested pursuant to Section 2.20 of the Credit Agreement that the Maturity Date be extended by one year from June 14, 2016 to June 14, 2017.

D. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Reallocation of Commitments; Extension of Maturity Date. Effective as of the Effective Date (as defined in Section 3 hereof): (a) Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I hereto (the “Amended and Restated Commitment Schedule”), (b) each Continuing Lender and each New Lender shall have the Commitment specified for such Person on the Amended and Restated Commitment Schedule, (c) each New Lender shall become a party to the Credit Agreement as a “Lender” and shall have all of the rights and obligations of a Lender under the Credit Agreement, as modified hereby, and the other Loan Documents, (d) each Exiting Lender shall cease to be a “Lender” for all purposes under the Credit Agreement and (e) the Maturity Date applicable to each Lender shall be June 14, 2017 (other than the Maturity Date applicable to Bank Hapoalim BM – New York, which shall be June 14, 2016). Each party hereto hereby waives any timing, notice or other similar requirement pursuant to Sections 2.19 or 2.20 of the Credit Agreement required in connection with the foregoing reallocation of Commitments and extension of the Maturity Date.

SECTION 2. Representations and Warranties; Agreements. (a) Each New Lender hereby represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement, as modified hereby, as a Lender thereunder and shall have the obligations of a Lender thereunder to the extent of its Commitment as set forth herein, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to acquire or increase its Commitment, as the case may be, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) each New Lender and each Continuing Lender hereby agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender to the extent of its Commitment.

SECTION 3. Effectiveness. This Agreement shall become effective on the date upon which the Administrative Agent has received counterparts of this Agreement duly executed on behalf of each New Lender, each Existing Lender and the Borrowers (the “Effective Date”).

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY

SUCH ACTION PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 6. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to each New Lender shall be given to it at the address set forth in its Administrative Questionnaire.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MURPHY OIL CORPORATION

By:	/s/ Kevin G. Fitzgerald
Name:	Kevin G. Fitzgerald
Title:	Executive Vice President and Chief Financial Officer

CANAM OFFSHORE LIMITED

By:	/s/ Walter Compton
Name:	Walter Compton
Title:	Director and Vice President

MURPHY OIL COMPANY LTD.

By:	/s/ Kevin G. Fitzgerald
Name:	Kevin G. Fitzgerald
Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Administrative Agent, Issuing Bank, Swingline Leader and Lender:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Robert Mendoza
	Name:	Robert Mendoza
	Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	Bank of America, N.A.

	By:	/s/ Alia Qaddumi
	Name:	Alia Qaddumi
	Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	DNB Bank ASA, Grand Cayman Branch

	By:	/s/ Kjell Tore Egge
	Name:	Kjell Tore Egge
	Title:	Senior Vice President

	By:	/s/ Evan Uhllck
	Name:	Evan Uhllck
	Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	Wells Fargo Bank, N.A.

	By:	/s/ Leanne S. Phillips
	Name:	Leanne S. Phillips
	Title:	Director

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	Royal Bank of Canada

	By:	/s/ Kristan Spivey
	Name:	Kristan Spivey
	Title:	Authorized Signatory

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.

	By:	/s/ Sherwin Brandford
	Name:	Sherwin Brandford
	Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	Regions Bank

	By:	/s/ Roger E. Johnston
	Name:	Roger E. Johnston
	Title:	Senior Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	U.S. Bank National Association

	By:	/s/ Patrick Jeffrey
	Name:	Patrick Jeffrey
	Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	Canadian Imperial Bank of Commerce, New York Agency

	By:	/s/ Trudy Nelson
	Name:	Trudy Nelson
	Title:	Managing Director

	By:	/s/ Daria Mahoney
	Name:	Daria Mahoney
	Title:	Executive Director

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	Fifth Third Bank

	By:	/s/ Matthew Lewis
	Name:	Matthew Lewis
	Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	BancorpSouth Bank

	By:	/s/ David Skinner
	Name:	David Skinner
	Title:	Market President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	Capital One, N.A.

	By:	/s/ Rick Larson
	Name:	Rick Larson
	Title:	Senior Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Thomas S. Sherman
	Name:	Thomas S. Sherman
	Title:	Senior Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	WHITNEY BANK

	By:	/s/ H. Elder Gwin
	Name:	H. Elder Gwin
	Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Continuing Lender:	Comerica Bank

	By:	/s/ L. J. Perenyi
	Name:	L. J. Perenyi
	Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

New Lender:	BNP Paribas

	By:	/s/ David Dodd
	Name:	David Dodd
	Title:	Managing Director

	By:	/s/ Julien Pecoud-Bouvet
	Name:	Julien Pecoud-Bouvet
	Title:	Associate

[Signature Page to Commitment Increase and Maturity Extension Agreement]

New Lender:	Australia and New Zealand Banking Group Limited

	By:	/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Director

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Exiting Lender:	Citibank, N.A.

	By:	/s/ Michael Zeller
	Name:	Michael Zeller
	Title:	Vice President

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Exiting Lender:	THE BANK OF NOVA SCOTIA

	By:	/s/ Mark Sparrow
	Name:	Mark Sparrow
	Title:	Director

[Signature Page to Commitment Increase and Maturity Extension Agreement]

Annex I

AMENDED AND RESTATED SCHEDULE 2.01

COMMITMENTS

Lender	Amount of Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$190,000,000	9.50%
Bank of America, N.A.	$190,000,000	9.50%
DNB Bank ASA, Grand Cayman Branch	$190,000,000	9.50%
Wells Fargo Bank, N.A.	$190,000,000	9.50%
Royal Bank of Canada	$190,000,000	9.50%
BNP Paribas	$145,000,000	7.25%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$145,000,000	7.25%
Regions Bank	$145,000,000	7.25%
US Bank National Association	$120,000,000	6.00%
Canadian Imperial Bank of Commerce	$95,000,000	4.75%
Fifth Third Bank	$75,000,000	3.75%
BancorpSouth Bank	$65,000,000	3.25%
Capital One, N.A.	$60,000,000	3.00%
Australia and New Zealand Banking Group Limited	$50,000,000	2.50%
PNC Bank, National Association	$50,000,000	2.50%
Whitney Bank	$50,000,000	2.50%
Comerica Bank	$25,000,000	1.25%
Bank Hapoalim BM – New York	$25,000,000	1.25%

TOTAL:	$2,000,000,000	100%

Amended & Restated Schedule 2.01